EXECUTION VERSION 416176 Confidential Execution Version SIGNA Holding GmbH To: SIGNA Sports United N.V. Kantstraße 164 Upper West 10623 Berlin (together with any assignee and/or other successor in title, hereinafter <SSU=) 6 February 2023 Equity Commitment Letter (Patronatserklärung) Dear Sirs, We refer to A. the EUR 100,000,000 facility agreement dated 5 May 2021 between, inter alia, SIGNA Sports United GmbH as company, original borrower and original guarantor, Internetstores Holding GmbH and internetstores GmbH as original borrowers and original guarantors, certain companies named therein as original guarantors, Landesbank Baden-Württemberg as mandated lead arranger, bookrunner, documentation agent, agent, security agent and original lender (as may be amended, varied, novated, supplemented, superseded or extended from time to time, the <Original Facility Agreement=); B. the global transfer agreement dated 26 August 2021 in relation to the Original Facility Agreement between, inter alia, SIGNA Sports United GmbH as company, Landesbank Baden-Württemberg as agent, bookrunner, underwriter and existing lender and Citicorp North America Inc., Kreissparkasse Esslingen-Nürtingen and UniCredit Bank AG as new lenders, whereby the existing lender has partially transferred its rights and obligations under the Original Facility Agreement to the new lenders (together, the <Lenders=); C. the amendment and restatement agreement dated 30 May 2022 in relation to the Original Facility Agreement between, inter alia, SIGNA Sports United GmbH as company, borrower and guarantor, Internetstores Holding GmbH and internetstores GmbH as borrowers and guarantors, certain companies named therein as guarantors, Landesbank Baden-Württemberg GmbH as mandated lead arranger, bookrunner, documentation agent, agent, security agent and lender and the financial institutions 2 416176 Confidential Execution Version named therein as lenders (the <Amendment and Restatement Agreement= and the Original Facility Agreement as amended by the Amendment and Restatement Agreement and as may be further amended, varied, novated, supplemented, superseded or extended from time to time, the <Facility Agreement=); D. the revolving credit agreements (i) dated 3 May 2022 in the initial amount of EUR 50,000,000 (as amended on 6 February 2023) and (ii) dated 25 July 2022 in the amount of EUR 50,000,000 between SIGNA Sports United N.V. as borrower and SIGNA Holding GmbH (<SIGNA Holding=) as lender (together, the <Shareholder Loans SIGNA=); E. the convertible notes in the principal amount of EUR 100,000,000 (the <Principal Amount=) due 2028 and issued on 4 October 2022 by SSU to SIGNA Holding (the <Existing Bonds=); and F. the going-concern report approved by the board of directors of SSU dated 18 January 2023 (the <Going-Concern Report=) which provides that an additional funding commitment by SIGNA Holding in an amount of up to EUR 130,000,000 will be required to secure SSU’s planned operating cash requirements for the next twelve months from the date of issuance of SSU’s consolidated financial statements for the fiscal year ended 30 September 2022, i.e., until 31 January 2024. 1. Introduction SIGNA Holding currently indirectly controls 49.81 percent of the shares in SSU (excluding 51,000,000 so-called earnout shares for the purposes of this calculation). SSU has informed SIGNA Holding about the Facility Agreement, the Amendment and Restatement Agreement and the Going Concern Report. In particular, SIGNA Holding has been informed that SSU will require an additional amount of up to EUR 130,000,000 to fund SSU’s planned operating cash requirements for the next twelve months from the date of issuance of SSU’s consolidated financial statements for the fiscal year ended 30 September 2022. This equity commitment letter (the <Letter=) is entered into between SIGNA Holding and SSU to cover the referenced funding needs of SSU. 2. Commitment / Put Option / RCF 2.1 SIGNA Holding hereby undertakes to provide SSU with up to EUR 130,000,000 to fund SSU’s planned operating cash requirements for the next twelve months from the date of issuance of SSU’s consolidated financial statements for the fiscal year ended 30 September 2022 as specified in Section 1. above (the <Commitment=). Subject to the limitations set forth below, SIGNA Holding hereby grants SSU the option (the <Put Option=) to draw funds under the Commitment by requesting SIGNA Holding to subscribe newly issued convertible bonds from SSU on terms and conditions substantially identical to those of the Existing Bonds (the <New Bonds=). 2.2 In order to facilitate the funding of SSU’s liquidity needs, in each case ahead of drawing funds under the Commitment, SIGNA Holding has agreed to amend the revolving credit agreement dated 3 May 2022 on the date hereof to increase the available amount to be drawn thereunder from EUR 50,000,000 by EUR 50,000,000, subject to the terms and conditions in Section 3 below, up to a maximum aggregate amount to be drawn thereunder of EUR 100,000,000 (the <Amended SIGNA Holding RCF 1=). 3 416176 Confidential Execution Version 2.3 For the avoidance of doubt, this Letter and the Amended SIGNA Holding RCF 1 provided by SIGNA Holding to SSU will provide an aggregate additional funding to SSU in an amount of up to EUR 130,000,000, i.e. the increased available amount of EUR 50,000,000 to be drawn under the Amended SIGNA Holding RCF 1 will not increase the additional total funding made available by SIGNA Holding to SSU pursuant to this Letter and the Amended SIGNA Holding RCF 1, taken together, beyond EUR 130,000,000. 3. Drawdowns / Put Option Notices 3.1 SSU shall inform SIGNA Holding of its intention to draw funds under the Amended SIGNA Holding RCF 1 in writing at least 10 business days prior to the requested funding date. In addition, starting on 1 March 2023 SSU shall, within the first five calendar days of each month until January 2024, provide SIGNA Holding with an indicative monthly drawdown schedule. 3.2 As soon as the aggregate amount drawn under the Amended SIGNA Holding RCF 1 reaches EUR 100,000,000, SSU’s board of directors shall formally resolve on the issuance of a first tranche of New Bonds, with the aggregate principal amount of such New Bonds of EUR 50,000,000 to be adjusted to economically reflect the interest (cash and PIK interest) (i) that would have been payable under the New Bonds since the respective drawdowns under the Amended SIGNA Holding RCF 1 (cash interest) and (ii) that have accrued since the issue date of the Existing Bonds (PIK interest), and the exclusion of pre-emptive rights in connection therewith (the <BoD Resolution 1=). Promptly after the BoD Resolution 1, SSU shall deliver to SIGNA Holding the completed put option notice set forth as Schedule 1 to this Letter (the <Tranche 1 Put Option Notice=). SIGNA Holding and SSU will then amend and restate SIGNA Holding’s repayment claim relating to EUR 50,000,000 under the Amended SIGNA Holding RCF 1 taking into account the interest (cash and PIK interest) (i) that would have been payable under the New Bonds since the respective drawdowns under the Amended SIGNA Holding RCF 1 and (ii) that have accrued since the issue date of the Existing Bonds through the issuance and delivery of the New Bonds for an aggregate principal amount to be adjusted pursuant to this Section 3.2. Upon settlement of the New Bonds pursuant to the Tranche 1 Put Option Notice, (i) the repayment claim relating to the EUR 50,000,000 previously drawn under the Amended SIGNA Holding RCF 1 (<RCF 1 Repayment Tranche 1=) shall be replaced by a corresponding claim under and subject to the terms of the New Bonds pursuant to the Tranche 1 Put Option Notice and (ii) for the avoidance of doubt, the repayment claim for RCF 1 Repayment Tranche 1 shall cease to be governed by the terms of the amended SIGNA Holding RCF 1 and shall instead exclusively be governed by the terms of the relevant New Bonds. 3.3 Following the RCF 1 Repayment Tranche 1, SSU shall be entitled to draw funds under the Amended SIGNA Holding RCF 1 until the aggregate amount drawn reaches (again) EUR 100,000,000. As soon as the aggregate amount drawn under the Amended SIGNA Holding RCF 1 reaches (again) EUR 100,000,000, SSU’s board of directors shall formally resolve on the issuance of a second tranche of New Bonds, with the aggregate principal amount of such New Bonds of EUR 50,000,000 to be adjusted to economically reflect the interest (cash and PIK interest) (i) that would have been payable under the New Bonds since the respective drawdowns under the Amended SIGNA Holding RCF 1 (cash interest) and (ii) that have accrued since the issue date of the Existing Bonds (PIK interest), and the exclusion of pre-emptive rights in connection 4 416176 Confidential Execution Version therewith (the <BoD Resolution 2=). Promptly after the BoD Resolution 2, SSU shall deliver to SIGNA Holding the completed put option notice set forth as Schedule 1 to this Letter (the <Tranche 2 Put Option Notice=). SIGNA Holding and SSU will then amend and restate SIGNA Holding’s repayment claim relating to EUR 50,000,000 under the Amended SIGNA Holding RCF 1 taking into account the interest (cash and PIK interest) (i) that would have been payable under the New Bonds since the respective drawdowns under the Amended SIGNA Holding RCF 1 and (ii) that have accrued since the issue date of the Existing Bonds through the issuance and delivery of the New Bonds for an aggregate principal amount to be adjusted pursuant to this Section 3.3. Upon settlement of the New Bonds pursuant to the Tranche 2 Put Option Notice, (i) the repayment claim relating to the EUR 50,000,000 previously drawn under the Amended SIGNA Holding RCF 1 (<RCF 1 Repayment Tranche 2=) shall be replaced by a corresponding claim under and subject to the terms of the New Bonds pursuant to the Tranche 2 Put Option Notice and (ii) for the avoidance of doubt, the repayment claim for RCF 1 Repayment Tranche 2 shall cease to be governed by the terms of the amended SIGNA Holding RCF 1 and shall instead exclusively be governed by the terms of the relevant New Bonds. 3.4 Following the RCF 1 Repayment Tranche 2, SSU shall be entitled to draw funds under the Amended SIGNA Holding RCF 1 until the aggregate amount drawn reaches EUR 80,000,000. As soon as the aggregate amount drawn under the Amended SIGNA Holding RCF 1 reaches EUR 80,000,000, SSU’s board of directors shall formally resolve on the issuance of a third tranche of New Bonds, with the aggregate principal amount of such New Bonds of EUR 30,000,000 to be adjusted to economically reflect the interest (cash and PIK interest) (i) that would have been payable under the New Bonds since the respective drawdowns under the Amended SIGNA Holding RCF 1 (cash interest) and (ii) that have accrued since the issue date of the Existing Bonds (PIK interest), and the exclusion of pre-emptive rights in connection therewith (the <BoD Resolution 3=). Promptly after the BoD Resolution 3, SSU shall deliver to SIGNA Holding the completed put option notice set forth as Schedule 1 to this Letter (the <Tranche 3 Put Option Notice=, and together with the Tranche 1 Put Option Notice and the Tranche 2 Put Option Notice, the <Put Option Notices= and each a <Put Option Notice=). SIGNA Holding and SSU will then amend and restate SIGNA Holding’s repayment claim relating to EUR 30,000,000 under the Amended SIGNA Holding RCF 1 taking into account the interest (cash and PIK interest) (i) that would have been payable under the New Bonds since the respective drawdowns under the Amended SIGNA Holding RCF 1 and (ii) that have accrued since the issue date of the Existing Bonds issuance and delivery of the New Bonds for an aggregate principal amount to be adjusted pursuant to this Section 3.4. Upon settlement of the New Bonds pursuant to the Tranche 3 Put Option Notice, (i) the repayment claim relating to the EUR 30,000,000 previously drawn under the Amended SIGNA Holding RCF 1 (<RCF 1 Repayment Tranche 3=) shall be replaced by a corresponding claim under and subject to the terms of the New Bonds pursuant to the Tranche 3 Put Option Notice and (ii) for the avoidance of doubt, the repayment claim for RCF 1 Repayment Tranche 3 shall cease to be governed by the terms of the amended SIGNA Holding RCF 1 and shall instead exclusively be governed by the terms of the relevant New Bonds. 3.5 In the event that following the RCF Repayment Tranche 1, RCF Repayment Tranche 2 and RCF Repayment Tranche 3 an excess amount remains outstanding under the Amended SIGNA Holding RCF 1 as a result of the New Bonds having minimum

5 416176 Confidential Execution Version denominations of EUR 1,000,000, such excess amount shall remain drawn and be repaid by SSU in accordance with the terms and conditions of the Amended SIGNA Holding RCF 1. 3.6 Subject to Section 3.5, following RCF 1 Repayment Tranche 3 SSU shall no longer be entitled to draw funds under the Amended SIGNA Holding RCF 1 in excess of the initial aggregate amount of EUR 50,000,000. 4. New Bonds / Reduction of Upsize Option 4.1 Following receipt of a Put Option Notice, SSU and SIGNA Holding shall enter into a subscription agreement substantially in the form as set forth in Schedule 2 to this Letter, and cause execution and delivery of all other ancillary agreements and take, or cause to be taken, all acts as required to issue the respective New Bonds. 4.2 The issuance of New Bonds pursuant to a Put Option Notice shall reduce, Euro for Euro, the available amount under the upsize option (<Upsize Option=) granted by SSU to SIGNA Holding in connection with the issuance of the Existing Bonds. SIGNA Holding agrees to cause its controlled affiliates to take note of, and comply with, such limitation relating to the Upsize Option. 5. Expiration This Letter and any of SIGNA Holding’s obligations hereunder shall expire on 31 January 2024. Any utilization of the Commitment that has been notified on the basis of a Put Option Notice prior to such date shall be settled as soon as possible thereafter. 6. Miscellaneous 6.1 This Letter shall constitute an actual contract for the benefit of the Lenders (echter Vertrag zugunsten Dritter) in accordance with § 328 para 1 of the German Civil Code (Bürgerliches Gesetzbuch). 6.2 The Lenders may only assign their rights and obligations under or in connection with this Letter with SIGNA Holding’s prior express written consent unless an assignment of the rights and obligations under the Facility Agreement is permitted thereunder without any prior consent. 6.3 All notices to be given or delivered under or in connection with this Letter shall be submitted to the following address: If notices are to be given to the Lenders: Address: Landesbank Baden-Württemberg Am Hauptbahnhof 2 70173 Stuttgart Germany Attention: Birgit Seybold E-mail: agency@lbbw.de If notices are to be given to SSU: 6 416176 Confidential Execution Version Address: SIGNA Sports United N.V. Kantstraße 164 Upper West 10623 Berlin Attention: Alexander Johnstone / Tilman Wink Email: a.johnstone@signa-sportsunited.com; t.wink@signa-sportsunited.com If notices are to be given to SIGNA Holding: Address: SIGNA Holding GmbH Maria-Theresien-Straße 31 6020 Innsbruck Austria Attention: Marcus Mühlberger / Arthur Airich Email: m.muehlberger@signa.at; a.airich@signa.at The Lenders and SIGNA Holding may change their contact details by giving five (5) business days prior written notice to the other party. 6.4 The original deed of this Letter shall be returned to SIGNA Holding following the expiration of the Letter. 6.5 This Letter, including this Clause 6.5, may only be amended by written mutual agreement between SIGNA Holding and SSU. 6.6 SIGNA Holding hereby waives receipt of SSU’s notice of acceptance of this Letter. 6.7 This Letter and the rights and claims resulting therefrom shall be governed by, and construed in accordance with, the laws of the Federal Republic of Germany. The courts of Berlin, Federal Republic of Germany shall have exclusive jurisdiction over any dispute arising under or in connection with this Letter. [signature page to follow] �� �     �     !"#$%&'()*+,-&#./'&    00000000000000000000000000000000  000000000000000000000000000000 12      12 2      2 & &    3�4�53536 ��5 & !"#$%&!7(89:&;,+9<*&$=>=&    00000000000000000000000000000000 000000000000000000000000000000 12?@AB@ 12 CDE 2 D1 2 D�F        �� �     �     !"#$%&'()*+,-&#./'&    00000000000000000000000000000000  000000000000000000000000000000 12      12 2      2 & &    3�4�53536 ��5 & !"#$%&!7(89:&;,+9<*&$=>=&    00000000000000000000000000000000 000000000000000000000000000000 12?@AB@ 12 CDE 2 D1 2 D�F

�� �     �     !"#$%&'()*+,-&#./'&    00000000000000000000000000000000 000000000000000000000000000000 1212 22 & &    3�4�53536 ��5 & !"#$%&!7(89:&;,+9<*&$=>=&    00000000000000000000000000000000 000000000000000000000000000000 12?@AB@ 12 CDE 2 D1 2 D�F        DocuSign Envelope ID: 6DF0AE76-5046-4DB2-A9EE-FC956B342277 416176 SCHEDULE 1 FORM OF PUT OPTION NOTICE [On the letterhead of SIGNA Sports United N.V.] To: SIGNA Holding GmbH Maria-Theresien-Straße 31 6020 Innsbruck Austria [place], [●] Dear Sirs, Equity Commitment Letter Put Option Notice Reference is made to the equity commitment letter delivered by SIGNA Holding GmbH to SIGNA Sports United N.V. and dated 6 February 2023 (the <Equity Commitment Letter=). Capitalized terms not defined herein shall have the meaning ascribed to them in the Equity Commitment Letter. We hereby notify you on behalf of SIGNA Sports United N.V. that we intend to draw the following amount under the Equity Commitment Letter by issuing a corresponding number of New Bonds to SIGNA Holding GmbH: Drawdown Amount: EUR [●] million The issuance of the New Bonds to SIGNA Holding GmbH against amendment and restatement of SIGNA Holding GmbH’s repayment and interest claims in the amount of EUR [●] million previously drawn under the revolving credit agreement dated 3 May 2022, as amended on 6 February 2023, between SIGNA Sports United N.V. as borrower and SIGNA Holding GmbH as lender shall be replaced by a corresponding claim under and subject to the terms of the New Bonds pursuant to the Tranche [1][2][3] Put Option Notice and (ii) for the avoidance of doubt, the repayment claim for RCF 1 Repayment Tranche [1][2][3] shall cease to be governed by the terms of the amended SIGNA Holding RCF 1 and shall instead exclusively be governed by the terms of the relevant New Bonds. Yours sincerely, SIGNA Sports United N.V. By: By: Title: Title: 416176 SCHEDULE 2 FORM OF SUBSCRIPTION AGREEMENT